As filed with the Securities and Exchange Commission on December 18, 2003

                                              Registration No. 333-


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                         ______________________

                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933
                         ______________________


                       COMMERCIAL BANKSHARES, INC.
            _____________________________________________
        (Exact name of registrant as specified in its charter)

                  Florida                        65-0050176
      ______________________________         __________________
     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)

     1550 SW 57TH Avenue, Miami, Florida             33144
  ______________________________________           ________
 (Address of principal executive offices)         (zip code)


               1994 PERFORMANCE STOCK OPTION PLAN, AS AMENDED
             1994 OUTSIDE DIRECTOR STOCK OPTION PLAN, AS AMENDED
             ___________________________________________________
                            (Full title of plans)


                        Jack J. Partagas, President
                1550 SW 57TH Avenue, Miami, Florida  33144
                               (305) 267-1200
                _________________________________________
                   (Name, address and telephone number,
                including area code, of agent for service)


                     Copies of all communications to:
                       William C. Arnhols, Esquire
                         Scot P. O'Brien, Esquire
                            Akerman Senterfitt
                  One Southeast Third Avenue, 28th Floor
                          Miami, Florida  33131
                       Telephone: (305) 374-5600

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

                       CALCULATION OF REGISTRATION FEE


Title of Each                                    Proposed
  Class of                        Proposed        Maximum
 Securities        Amount          Maximum       Aggregate    Amount of
   to be           to be        Offering Price   Offering    Registration
 Registered     Registered (1)  Per Share (2)      Price         Fee
_____________   ______________  ______________   _________   ____________

 Shares of
 common
 stock ($.08
 par value)        35,000(3)       $26.66      $   933,100     $ 75.58

 Shares of
 common
 stock ($.08
 par value)        46,878(3)       $18.24      $   855,054     $ 69.26

 Shares of
 common
 stock ($.08
 par value)        46,878 (3)      $13.34      $   625,353     $ 50.65

 Shares of
 common
 stock ($.08
 par value)        39,065 (3)      $11.20      $   437,528     $ 35.44

 Shares of
 common
 stock ($.08
 par value)        30,423 (3)      $13.26      $   403,409     $ 32.68

 Shares of
 common
 stock ($.08
 par value)       293,944 (3)      $26.61      $ 7,821,850     $633.57
                                               ___________     _______

 Total                                         $11,076,294     $897.18
                                               ===========     =======

(1) Pursuant to Rule 416(c), promulgated under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provision of Rule 457(h) under the Act as follows: (i) in the case of shares of common stock of Commercial Bankshares, Inc., par value $.08 per share ("common stock") which may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of common stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low price per share of common stock on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as of December 15, 2003.

(3) Consists in aggregate of an additional 492,188 shares (300,000 shares prior to adjustments due to share dividends and stock splits) of common stock which may be sold upon the exercise of options which previously have been granted (with respect to 198,244 shares) or may be granted (with respect to 293,944 shares) under the 1994 Performance Stock Option Plan, as amended and the 1994 Outside Director Stock Option Plan as amended (collectively, the "Plans"). The original 759,693 shares (400,000 shares prior to adjustments due to share dividends and stock splits) of common stock issuable upon the exercise of options granted under the Plans were registered with the Securities and Exchange Commission pursuant to Registration Statement No. 33-96606 filed on September 5, 1995. Such 759,693 shares are carried forward into this Registration Statement pursuant to Rule 429 of the Act.





                            EXPLANATORY NOTE

     On September 5, 1995 Commercial Bankshares, Inc. (the "Company") filed Registration Statement No. 33-96606 on Form S-8/S-3 with the Securities and Exchange Commission registering 400,000 shares (759,693 shares adjusted for share dividends and stock splits) of common stock which may be sold upon the exercise of options which previously have been granted or may be granted under the 1994 Performance Stock Option Plan, as amended and the 1994 Outside Director Stock Option Plan, as amended. This Registration Statement is being filed to register an additional 492,188 shares of common stock which may be sold upon the exercise of options which previously have been granted (with respect to 198,244 shares) or may be granted (with respect to 293,944 shares) under the plans. The 759,693 shares of common stock registered pursuant to Registration Statement No. 33-96606 on Form S-8/S-3 are carried forward into this Registration Statement pursuant to Rule 429 of the Securities Act of 1933, as amended.

     In accordance with the instructional Note to Part 1 of Form S-8 promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of common stock pursuant to the plans. The prospectus filed as part of this Registration Statement has been prepared in accordance with the requirement of Form S-3 and may be used for reofferings and resales of registered shares of common stock which may be sold upon the exercise of options which previously have been granted or may be granted under the Plans (the "Prospectus").











                           REOFFER PROSPECTUS
                           __________________


                       COMMERCIAL BANKSHARES, INC.

                     202,826 Shares of common stock
             Issuable upon exercise of options covered by the
              1994 Performance Stock Option Plan, as Amended
                              __________

                     329,586 Shares of common stock
             Issuable upon exercise of options covered by the
           1994 Outside Director Stock Option Plan, as Amended
                      ________________________

     This Prospectus is being used in connection with the reoffer and resale from time to time by selling shareholders who may be deemed to be affiliates of Commercial Bankshares, Inc. of shares of common stock of the company which may be acquired upon the exercise of stock options pursuant to the company's 1994 Performance Stock Option Plan and the 1994 Outside Director Stock Option Plan, both plans as amended on April 15, 1999. The shares of common stock are being reoffered and resold for the account of the selling shareholders under this Prospectus and we will not receive any of the proceeds from the resale of the shares. You should read this Prospectus and any supplements carefully before you invest.

     The selling shareholders have advised us that the resale of shareholders' shares may be effected from time to time in one or more transactions on the Nasdaq National Market, or such medium upon which our securities are either traded or quoted, in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution".

     The common stock of the Company is listed on the National Market of the National Association of Securities Dealers Automated Quotation System under the symbol "CLBK". The closing sales price of the Company's common stock as reported by NASDAQ on December 15, 2003 was $26.19 per share.
                       _________________________

     Investing in shares of our common stock involves risks which we describe in the "Risk Factors" section beginning on page 7 of this Prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this Prospectus is December 18, 2003.






                            TABLE OF CONTENTS


SUMMARY                                                            1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS          2

WHERE YOU CAN FIND MORE INFORMATION                                3

CERTAIN INFORMATION ABOUT THIS PROSPECTUS                          3

THE COMPANY                                                        5

RISK FACTORS                                                       7

USE OF PROCEEDS                                                   10

SELLING SHAREHOLDERS                                              11

PLAN OF DISTRIBUTION                                              13

EXPERTS                                                           15

LEGAL MATTERS                                                     15


     You should rely only on the information contained in and incorporated by reference into this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus does not constitute an offer by the selling shareholders to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in and incorporated by reference into this Prospectus is accurate only as of the date on the front cover of this Prospectus.
Our business, financial condition, results of operations and prospects may have changed since that date.














                                   i



                              SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.
Prospective investors should consider carefully the information set forth in this Prospectus under the heading "Risk Factors."

                     Commercial Bankshares, Inc.

     Commercial Bankshares, Inc. (including its subsidiaries and predecessors, "Commercial Bankshares", "Company" "we" "us" or "our"), a Florida corporation organized in 1988, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, whose wholly-owned subsidiary and principle asset is the Commercial
Bank of Florida (often referred as the "Bank"). The Company, through its ownership of the Bank, is engaged in the commercial banking business and its primary source of earnings is derived from income generated by its ownership and operation of the Bank. The Bank is operated as a network of community bank branches: its main office and nine other offices are located in Miami-Dade County, Florida and four offices are located in Broward County, Florida. The Bank primarily focuses on providing personalized banking services to small businesses and individuals within the market areas where its banking offices are located.


                     Principal Executive Office

     Our principal executive office is located at 1550 S.W. 57th Avenue, Miami, Florida 33144 and our telephone number there is (305) 267-1200. Our website address is www.commercialbankfl.com.
                      ______________________

                           The Offering

Shares of common stock offered by us............. None

Shares of common stock offered by the selling
Shareholders..................................... 532,412 shares

Use of proceeds.................................. We will not receive any proceeds from the
                                                  sale of shares of
                                                  common stock in this
                                                  offering by the
                                                  selling shareholders.

Our Nasdaq National Market symbol................ CLBK









                                  1


       CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements and information in this Form S-8 may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including in particular the statements about the Company's plans, strategies and prospects. These statements are based on the Company's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results to be materially different from those set forth in these forward-looking statements. Important factors that could cause actual results to differ materially from the Company's forward-looking statements are set forth below and elsewhere in this Form S-8.

     Such forward-looking statements may include the following statements among others:

* our possible or proposed products, branch offices, or strategic plans;

* the status of the local or national economy and the status of interest rates;

* our ability to generate sufficient cash flow from operations;

* our market sensitive financial instruments;

* our future financial results; and

* our ability to increase sales of our products and to increase our deposits.

     Factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements include the following:

* the general state of the economy and, together with all aspects of the Company's business that are affected by changes in the economy, the impact that changing rates have on the Company's net interest margin;

* changes in management's estimate of the adequacy of the allowance for loan losses;

* changes in the overall mix of the Company's loan and deposit products;

* the impact of repricing and competitors' pricing initiatives on loan and deposit products; and

* the extent of defaults, the extent of losses given default, and the amount of lost interest income that may result in the event of a severe recession.

     You should read carefully the risk factors included in this Prospectus and in any document incorporated by reference into this Prospectus. We assume no duty to update any forward-looking statements contained in this Prospectus or in any document incorporated by reference into this Prospectus.


                                    2


                    WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read, at no charge, and copy, at prescribed rates, any of the information we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

     We file information electronically with the SEC. Our SEC filings also are available from the SEC's Internet site at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

                 CERTAIN INFORMATION ABOUT THIS PROSPECTUS

     We have filed a Registration Statement on Form S-8 with the SEC covering the shares of common stock being offered by means of this Prospectus. As permitted by SEC rules, this Prospectus omits certain information that is included in the Registration Statement. For further information about us and our shares of common stock, you should refer to our registration statement and its exhibits.

     This Prospectus, including the information incorporated by reference herein, summarizes material provisions of contracts and other documents. Since this Prospectus may not contain all the information that you may find important, you should review the full text of those documents.

     The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this Prospectus, and information that we may later file with the SEC will automatically update and supersede the information in this prospectus. This Prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC under the Exchange Act, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished pursuant to Item 9 or Item 12 of Form 8-K, until the offering of securities covered by this Prospectus is completed. These documents contain important information about us and our financial condition.

a. Our Annual Report on Form 10-K for the fiscal year ended
   December 31, 2002;

b. Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003;

c. Our Current Report on Form 8-K filed on April 18, 2003,
   July 17, 2003, July 18, 2003 and October 16, 2003; and

d. The description of our common stock contained in our Registration Statement on Form SB-2 filed with the SEC on October 5, 1993, including any amendments or reports filed for the purpose of updating the description.


                                  3



     Upon oral or written request, we will provide a copy of the information we incorporate by reference, at no cost, to each person, including any beneficial owner of shares of our common stock, to whom this Prospectus is delivered. To request a copy of any or all of this information, you should contact us at the following address and telephone number:

                            Barbara E. Reed
                        Chief Financial Officer
                      Commercial Bankshares, Inc.
                         1550 S.W. 57th Avenue
                         Miami, Florida  33144
                       Telephone: (305) 267-1200






























                                   4




                              THE COMPANY

     Commercial Bankshares, Inc., or the Company, a Florida corporation organized in 1988, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended whose wholly-owned subsidiary and principal asset is in the Commercial Bank of Florida, often referred to as the Bank. The Company, through its ownership of the Bank, is engaged in a commercial banking business and its primary source of earning is derived from income generated by its ownership and operation of the Bank.

     The Company is a legal entity separate and distinct from the Bank and there are various legal limitations on the ability of the Bank to finance or otherwise supply funds to the Company. In particular, under federal banking law, the Bank may not declare a dividend that exceeds undivided profits. In addition, the approval of the Federal Reserve
Bank of Atlanta as well as the Florida Department of Banking and Finance is required if the total amount of all dividends declared in any calendar year exceeds the Bank's net profits, as defined, for that year combined with its retained net profits for the preceding two years. The Atlanta Federal Reserve Bank also has the authority to limit further the payment of dividends by the Bank under certain circumstances. In addition, federal banking laws prohibit or restrict the Bank from extending credit to the Company under certain circumstances.


Commercial Bank of Florida

     The Bank is a Florida chartered banking corporation originally chartered in February 1979. It operated as Sunset Commercial Bank until its acquisition by the Company in 1988, and its name was changed to Commercial Bank of Florida.

     The Bank is operated as a network of community bank branches: its main office and nine other offices located in Miami-Dade County, Florida, and four offices in Broward County, Florida. The Bank primarily focuses on providing personalized banking services to small businesses and individuals within the market areas where its banking offices are located. Management believes that this local market strategy, accompanied by the strategic placement of Bank personnel within market areas where they have served customers for many years, enables the Bank to attract and retain low cost core deposits, which provide substantially all of the Bank's funding requirements. The Bank originates commercial loans to small businesses, collateralized loans to small businesses, collateralized and un-collateralized consumer loans, and real estate loans (including commercial loans collateralized by real estate).

     The Bank's income is derived principally from interest and fees earned in connection with its lending activities, interest and dividends on investments securities, short-term investments, and other services. Its principal expenses are paid on deposits and operating expenses. The Bank intends to expand its deposit and loan customer relationships at its existing branch facilities and to continue to examine opportunities for expansion to new locations. The principal sources of funds for the Bank's lending and investment activities are deposits, loan repayments and proceeds from income, and maturities and sales of investment securities.

                                  5

     The Bank is subject to examination and comprehensive regulation by the Federal Reserve Board and its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") to the extent permitted by law. The Bank is a member of the Federal Reserve System. The Bank is also subject to the supervision of and examination by the Florida Department of Banking and Finance.

     The principal executive offices of the Company and the Bank are located at 1550 SW 57th Avenue, Miami, Florida 33144, and the telephone number is (305) 267-1200.



































                                    6

                             RISK FACTORS

     An investment in the shares of common stock offered by this Prospectus may involve a material degree of risk. Accordingly, prospective investors should carefully consider the following risk factors, in addition to the other information concerning the Company and its business contained elsewhere in this Prospectus, before purchasing shares of common stock offered by this Prospectus.

Financial conditions and governmental regulations restrict our ability to pay dividends on shares of common stock.

     There can be no assurance that the Company will declare or pay cash dividends on its common stock at any particular time. The determination of whether to pay dividends will depend on factors deemed appropriate by the Boards of Directors of the Bank and the Company including the availability of funds for such a distribution. We conduct our business through our bank subsidiary from which we receive our dividends. Dividends payable by the Company are subject to the financial condition of the Bank and the Company.

     In addition, banking regulations limit the amount of dividends that may be paid by the Bank to the Company without prior regulatory approval. The payment of dividends by the Bank to the Company is regulated by various state and federal laws and by regulations promulgated by the Federal Reserve Bank, which restrict the payment of dividends under certain circumstances. In addition, such regulations also impose certain minimum capital requirements which affect the amount of cash available for the payment of dividends by a regulated banking institution such as the Bank. Even if the Bank is able to generate sufficient earnings to pay dividends, there is no assurance that the Board of Directors might not decide or be required to retain a greater portion of the Bank's earnings in order to maintain or achieve the capital necessary because of any: (i) increase in the capital requirements established by the Federal Reserve Bank; (ii) significant increase in the total of risk-weighted assets held by the Bank; (iii) significant decreases in the Bank's income; (iv) significant deterioration of the quality of the Bank's loan portfolio; or (v) new federal or state regulations. The occurrence of any of these events would decrease the amount of funds potentially available for the payment of dividends by the Bank to the Company. In addition, in some cases, the Federal Reserve Bank could take the position that it has the power to prohibit the Bank from paying dividends if, in its view, such payments would constitute unsafe or unsound banking practices.

     In the event the Company does decide to issue dividends on the shares of common stock there may be securities issued in the future, such as preferred stock, which may equal or greater dividend preference than the common stock.

Some of our loans may not be repaid and we may not have made sufficient allowances for these losses.

     There is a substantial likelihood that some of our loans will not be repaid in part or in full due to, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and in the case of a collateralized loan, the quality of the collateral for the loan. We maintain an allowance for loan losses based on, among other things, an evaluation of economic conditions, and regular reviews of delinquencies, loan portfolio quality, the mix of the loan portfolio, loan grades, concentration of risk and current delinquency trends. Based upon such factors, we make various assumptions and judgments about the ultimate collectability of the loan portfolio and provide an allowance for potential loan losses based upon a percentage of the outstanding balances and for each category at loan grade. Loans specifically identified as high risk may be evaluated individually rather than by loan grade.

                                  7

     We actively manage our non-performing loans in an effort to minimize credit losses and monitor its asset quality to maintain an adequate loan loss allowance. Although we believe that our allowance for loan losses is adequate, there can be no assurance that the allowance will prove sufficient to cover future loan losses. Further, although we use the best information available to make determinations with respect to the allowance for loan losses future adjustments may be necessary if economic conditions differ substantially from the assumptions used or adverse developments arise with respect to our non-performing or performing loans. Material additions to our allowance for loan losses would result in a decrease of our net income and, possibly our capital, and could result in the inability to pay dividends, among other adverse consequences.

State and federal regulations and agencies restrict how we conduct our business and our ability to respond to changing economic and financial conditions.

     Bank holding companies and banks operate in a highly regulated environment and are subject to the supervision and examination by several federal and state regulatory agencies. The Company is subject to the Bank Holding Company Act of 1956, as amended and to regulation and supervision by the Federal Reserve Bank. The Bank is also subject to the regulation and supervision of the FDIC and the Florida Department of Banking and Finance. Federal and state laws and regulations govern matters ranging from the regulation of certain debt obligations, changes in the control of bank holding companies, and the maintenance of adequate capital for the general business operations and financial condition of the Bank, including permissible types, amounts and terms of loans and investments, the amount of reserves against deposits, restrictions on dividends, establishment of branch offices, and the maximum rate of interest that may be charged by law. The Federal Reserve Bank also possesses cease and desist powers over bank holding companies to prevent or remedy unsafe or unsound practices or violations of law. These and other restrictions limit the manner by which the Company and the Bank may conduct their business and obtain financing.

We are subject to the monetary policies of the Federal Reserve and other federal instrumentalities.

     A primary instrument of monetary policy employed by the Federal Reserve is the restriction or expansion of the money supply through open market operations and changes in reserve requirements and the discount rate. These operations sometimes cause wide fluctuations in interest rates and can have direct, adverse effects on our operating results. Changes to the discount rate by the Federal Reserve Board usually lead to corresponding interest rate changes, which affect our interest income, interest expense and the value of our investment portfolio. Also, governmental policies, such as the creation of a tax deduction for individual retirement accounts, can alter the rate of savings and affect the costs of funds. The nature, timing and effect on us and our results of operations of any future changes in federal monetary and fiscal policies are not predictable. Such changes could materially adversely affect our business, future prospects, financial condition or results of operation.

                                  8

Our results of operations are directly affected by levels of, and fluctuations in, interest rates.

     Changes in interest rates could reduce our net interest income, reduce gains from loan sales, result in higher loan losses and reduce loan originations and corresponding loan servicing income. A substantial and/or sustained increase in interest rates could prevent us from originating or selling loans with returns consistent with past practices. It could also prevent borrowers with variable rate loans from meeting scheduled debt service requirements. A rapid increase or decrease in interest rates could materially adversely affect our net interest margin, future prospects, financial condition or results of operations because of imbalances in the maturities of our assets and liabilities and the mix of our adjustable and fixed rate loans.

Asset/Liability Management

     The operations and profitability of the Bank are largely impacted by changes in interest rates and management's ability to control interest rate sensitivity of the Bank's assets and liabilities. The Bank has generally experienced a negative gap position which suggests that the Bank's net yield on interest earning assets may increase during periods of declining interest rates. Correspondingly, the Bank could be expected to suffer a decline of net yield on interest earning assets during a rise in interest rates. Management believes that its current asset/liability strategy reduces the Bank's risk exposure to significant net yield impact during periods of interest rate fluctuation. However, there can be no assurance that the Bank's asset/liability strategy will be successful.

Increased competition with other financial institutions with greater reserves and product offerings may negatively affect our profitability.

     The Bank competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Furthermore, due to recent changes in the law that has increased competition among financial institutions, out-of-state financial institutions have entered the Florida market. Many of these competitors have substantially greater resources and lending limits than the Bank and may offer certain services, such as trust services, that the Bank does not provide at this time. The profitability of the Company depends upon the Bank's ability to remain competitive given this increased competition.

Incorporating on-going technological advances into our business may increase costs while failure to incorporate technology may subject us to a competitive disadvantage.

     Our ability to use technology to provide products and services that will satisfy customer demands for convenience, as well as to enhance efficiencies in our operations, may influence our success. While we seek to improve our capacity to use technological innovations, our strategy is based on the belief that customer demand for personal contact and strategically placed branch offices will continue for the foreseeable future. To the extent we fail to incorporate technological advances into our business may result in the loss of customers to our competitors who have incorporated such technology.

                                  9

An economic downturn adversely affecting Southeast Florida will likely have an adverse affect on the Company.

     The success of the Company and the Bank is dependent to a large extent upon the general economic conditions of the geographic markets served by the Bank which focuses on Miami-Dade County and Broward County, Florida and the immediate surrounding areas. Although the Bank expects economic conditions will continue to improve in these market areas, there is no assurance that favorable economic development will occur or that the Bank's expectation of corresponding growth will be achieved. Adverse changes in its geographic markets would likely impair the Bank's ability to collect loans and could otherwise have a negative effect on the financial condition of the Company.

The Company's results are solely dependent upon the results of the Bank.

     The sole business activity of the Company consists of its ownership of the capital stock of the Bank. As a result, the Company lacks diversification as to business activities and market area, and any event affecting the Bank will have a direct impact on the Company.

The loss of our Chairman or President may materially adversely affect our business.

     The Company and the Bank are dependent upon the services of their Chairman, Joseph W. Armaly and their President, Jack J. Partagas. If the services of either Mr. Armaly or Mr. Partagas were to become unavailable for any reason, the operation of the Company and the Bank may be adversely affected in a material manner.

Our common stock may fluctuate due to our performance and factors beyond our control.

     Our common stock is publicly traded and the market price of our stock has fluctuated and continues to fluctuate depending upon our performance and factors beyond our control. If interest rates and monetary policy change or if the amount of deposits change, among other factors, our performance will be altered and the market price of our stock may fluctuate in response to these and other factors.

Voting Control

     As of December 15, 2003 all directors and executive officers of the Company, as a group owned 20.63% of the Company's outstanding common stock. This percentage excludes shares held by spouses of the directors and the executive officers, of which beneficial ownership has been disclaimed.


                            USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares of common stock in this offering by the selling shareholders.


                                 10




                         SELLING SHAREHOLDERS

     This Prospectus relates to the reoffer and resale of shares that may be issued or that have been issued to the selling shareholders under the plans. The following table sets forth:

* the name of the selling shareholders and the nature of his or her position, office, or other material relationship to the Company;

* the total number of shares of common stock beneficially owned by the selling shareholders on the date of this Prospectus, prior to the offering;

* the total number of shares of common stock that the selling shareholders may offer for resale pursuant to this Prospectus;
  and

* the number of shares of common stock to be beneficially owned by each selling shareholder after completion of the offering being made by this Prospectus, assuming each selling shareholder sells all the common shares offered under this Prospectus.



                                                          Shares to be
                                    Number                Beneficially
                                  of Shares     Number    Owned After
                                 Beneficially     of     the Offering(2)
Name of the Beneficial Owner        Owned       Shares   _______________
and Relationship to the            Prior to      Being
Company and to the Bank           Offering(1)   Offered  Number  Percent
_______________________________  ____________   _______  ______  _______

Cromwell A. Anderson, Director    160,401 (3)    67,218   93,185   1.60%

Joseph W. Armaly, Chairman        296,518 (4)    62,634  233,884   4.01%

Richard J. Bischoff, Director      52,544 (5)    35,393   17,151      *

Robert Namoff, Director           187,402 (6)    59,619  127,783   2.19%

Jack J. Partagas, President,       91,249 (7)    74,029   17,220      *
Director

Barbara E. Reed, CFO and           44,838 (8)    31,997   12,841      *
Senior Vice President

Sherman Simon, Director           243,989 (9)    74,817  169,172   2.90%

Michael W. Sontag, Director        66,597(10)    25,321   41,276      *

Bruce P. Steinberger,              53,199(11)    34,166   19,033      *
Executive Vice President

Martin Yelen, Director            117,026(12)    67,218   49,808      *
__________________________
*Less than 1%

 (1) As used herein beneficial ownership means the sole power to vote, or direct the voting of, a security, or the sole or shared power to dispose, or direct the disposition of, a security. Except as otherwise indicated, the selling shareholders have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by the selling shareholders' spouse under applicable law, and (ii) beneficial ownership with respect to such selling shareholders' shares of common stock. Beneficial ownership shall also include the total number of shares underlying options held by the selling shareholders, including options that are exercisable within sixty days (60) of the date of this Prospectus. The number of shares underlying the stock options described in this table and the exercise prices for such shares give affect to dilutive adjustments, which were made with respect to such options as a result of 5% stock dividends which were declared by the Company in December 1996, December 1997, December 1998 and December 1999 as well as a 25% stock split in December, 2002 and a 25% stock split in December, 2003.

                                  11


 (2) Based on 5,835,531 shares of common stock outstanding as of the date of this Prospectus.

 (3) Includes 67,218 shares of common stock issuable upon the exercise of outstanding options. Excludes 65,706 shares held of record by Mr. Anderson's wife. Mr. Anderson disclaims beneficial ownership of such shares.

 (4) Includes 62,634 shares of common stock issuable upon the exercise of outstanding options. Excludes 45,197 shares of common stock held of record by Mr. Armaly's wife. Mr. Armaly disclaims beneficial ownership of such shares.

 (5) Includes 35,393 shares of common stock issuable upon the exercise of outstanding options.

 (6) Includes 59,619 shares of common stock issuable upon the exercise of outstanding options.

 (7) Includes 74,029 shares of common stock issuable upon the exercise of outstanding options.

 (8) Includes 31,997 shares of common stock issuable upon the exercise of outstanding options.

 (9) Includes 74,817 shares of common stock issuable upon the exercise of outstanding options.

(10) Includes 25,321 shares of common stock issuable upon the exercise of outstanding options.

(11) Includes 34,166 shares of common stock issuable upon the exercise of outstanding options.

(12) Includes 67,218 shares of common stock issuable upon the exercise of outstanding options.

                                 12



                         PLAN OF DISTRIBUTION

     The shares covered by this Prospectus may be offered and sold from time to time by the selling shareholders. The term "selling shareholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this Prospectus from the selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may sell their shares by one or more of, or a combination of, the following methods:

* directly by the selling shareholders to one or more purchasers;

* through underwriters, broker-dealers or agents;

* in one or more transactions at fixed prices (which may be changed), at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices; or

* in the following additional transactions (which may involve crosses or block transactions):

  - on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the shares may be listed or quoted at the time of sale;

  - in the over-the-counter market; or

  - in transactions otherwise than on such exchanges or systems or in over-the-counter market.

     In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. Any common shares sold pursuant to Rule 144 would reduce the number of common shares offered and sold pursuant to this Prospectus. To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

     The selling shareholders may also pledge or grant a security interest in shares, and, upon a default in the performance of the secured obligation, such pledgee or secured party, may effect sales of the pledged shares pursuant to this Prospectus (as may be supplemented or amended to reflect such transaction).

     The selling shareholders and any underwriters, brokers, dealers or agents that participate in a distribution of the shares offered by this Prospectus may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the selling shareholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any underwriter, broker, dealer or other agent relating to the sale or distribution of the shares offered by this Prospectus.

                                 13



     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of any of the shares offered by this Prospectus may not simultaneously engage in market activities with respect to our common shares for the applicable period under Regulation
M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares offered by this Prospectus. Any of those rules or regulations may affect the marketability of our common shares.

     We will pay the expenses incident to the offering of the shares offered by this Prospectus, including SEC filing fees and expenses of compliance with state securities or "blue sky" laws, if any. The selling shareholders will pay any selling commissions and underwriting discounts of underwriters, brokers or dealers. The selling shareholders may indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of these shares against certain liabilities, including liabilities arising under the Securities Act.

     Although we have no obligation to permit the selling shareholders to offer shares under this Prospectus in an underwritten offering, if any shares offered by the Prospectus are sold in an underwritten offering, those shares may be acquired by the underwriters for their own account and may be further resold from time to time in one or more transactions, including negotiated transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The names of the underwriters with respect to any offering of this kind and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers, if any, will be set forth in a supplement to this prospectus relating to that offering. Any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers may be changed from time to time. Unless otherwise set forth in a supplement to this prospectus, the obligations of the underwriters to purchase the shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the shares specified in the supplement if any shares are purchased.

     If any shares offered by this Prospectus are sold in an underwritten offering, the underwriters and selling group members, if any, may engage in passive market making transactions in our common shares on Nasdaq immediately prior to the commencement of the sale of shares in such offering, in accordance with Regulation M under the Exchange Act.
Passive market making presently consists of displaying bids on Nasdaq limited by the bid prices of market makers not connected with the offering and purchases limited by these prices and effected in response to order flow. Net purchases by a passive market maker on each day are limited in amount to 30% of the passive market maker's average daily trading volume in our common shares during the period of the two full consecutive calendar months prior to the filing with the Commission of the registration statement of which this Prospectus is a part and must be discontinued when that limit is reached. Passive market making may stabilize the market price of our shares of common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

     In order to comply with certain states' securities laws, if applicable, the shares offered by this prospectus will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states our common shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from registration or qualification is available and we comply with the exemption.

                              EXPERTS

     The consolidated financial statements of Commercial Bankshares, Inc. and subsidiaries appearing in our Annual Report on Form 10-K as of December 31, 2002, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                           LEGAL MATTERS

     Legal matters with respect to the common stock being offered hereby have been passed upon for the Company by Akerman Senterfitt, Miami, Florida.










                                 15


                              PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     We hereby incorporate by reference into this registration statement the following documents or portions thereof as indicated:

(a) our Annual Report on Form 10-K for the fiscal year ended
    December 31, 2002;

(b) our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003;

(c) our Current Reports on Form 8-K filed on April 18, 2003,
    July 17, 2003, July 18, 2003 and October 16, 2003; and

(d) the description of our common stock contained in our Registration Statement on Form SB-2 filed with the SEC on October 5, 1993, including any amendments or reports filed for the purpose of updating the description.

     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than information furnished pursuant to
Item 9 or Item 12 of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Pursuant to the provisions of Section 607.0850(1) of the Florida Business Corporation Act, we have the power to indemnify any person who is or was a party to any proceeding (other than an action by us, or in our right), because such person is or was a director, an officer, an employee, or an agent of ours (or is or was serving at our request under specified capacities) against liability incurred in connection with such proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interest (and with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person's conduct was unlawful).

                                 II-1


     With respect to a proceeding by or in our right to procure a judgment in our favor, Section 607.0850(2) of the Florida Business Corporation Act provides that we shall have the power to indemnify any person who is or was a director, officer, employee, or agent of ours (or is or was serving at our request under specified capacities) against expenses and amounts paid in settlement not exceeding, in the judgment of our Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interest, except that no indemnification shall be made in a case in which such person shall have been adjudged to be liable to us unless and only to the extent that the court in which the proceeding was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

     Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of a quorum of directors who were not parties to such proceeding, (b) if such a quorum is not attainable or by majority vote of a committee designated by the Board of Directors consisting of two or more directors not parties to the proceeding, (c) by independent legal counsel selected by the Board of Directors described in the foregoing parts (a) and (b), or if a quorum cannot be obtained, then selected by a majority vote of the full Board of Directors, or (d) by our shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding.

     Section 607.0850(12) of the Florida Business Corporation Act permits us to purchase and maintain insurance on behalf of any director, officer, employee or agent of ours (or one who is or was serving at our request in specified capacities) against any liability asserted against such person or incurred by such person in any such capacity whether or not we have the power to indemnify such person against such liability.

     The Company's and the Bank's Bylaws provide for the indemnification of directors and officers. In addition, the Company and the Bank have entered into separate indemnification agreements with each of their respective directors and officers. The general effect of the Bylaws provisions and the indemnification agreements is to indemnify any director or officer against any liability arising from any action or suit to the fullest extent provided, authorized, allowed or not prohibited by the FBCA. Advances against expenses may be made under the Bylaws and the indemnification agreements, and the indemnity coverage provided thereunder includes liabilities under the federal securities laws as well as in other contexts. The Company's Bylaws is filed as Exhibit 3.2 to the Company's SB-2 Registration Statement.


                                 II-2



Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See "Exhibit Index" on page II-6 below.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  II-3


                               Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida on December 18, 2003.

                                     Commercial Bankshares, Inc.

                                     By: /s/ Joseph W. Armaly
                                         ---------------------
                                         Joseph W. Armaly, Chairman
                                         and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Joseph W. Armaly and Jack
J. Partagas as such person's true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature              Title                       Date
        _________              _____                       ____

/s/ Joseph W. Armaly          Chairman of the Board      December 18, 2003
--------------------          and Chief Executive Officer

/s/ Jack J. Partagas          President and Director     December 18, 2003
--------------------

/s/ Barbara E. Reed           Chief Financial Officer    December 18, 2003
-------------------

/s/ Cromwell A. Anderson      Director                   December 18, 2003
------------------------


                                 II-4


/s/ Richard J. Bischoff       Director                   December 18, 2003
-----------------------

/s/ Robert Namoff             Director                   December 18, 2003
-----------------

/s/ Michael W. Sontag         Director                   December 18, 2003
---------------------

/s/ Sherman Simon             Director                   December 18, 2003
-----------------

/s/ Martin Yelen              Director                   December 18, 2003
----------------









                                 II-5



                           INDEX TO EXHIBITS

    Exhibit No.        Description of Exhibits

     4.1               1994 Performance Stock Option Plan. (1)

     4.2               Amendment to 1994 Performance Stock Option
                       Plan. (2)

     4.3               1994 Outside Director Stock Option Plan. (1)

     4.4               Amendment to 1994 Outside Director Stock
                       Option Plan. (2)

     5.1               Opinion of Akerman Senterfitt.

    23.1               Consent of Independent Certified Public
                       Accountants, Pricewaterhouse Coopers LLP.

    23.2               Consent of Akerman Senterfitt, included in
                       Exhibit 5.1.

    24.1 Powers of attorney executed by certain officers and directors of the Registrant (included on signature page).
______________
(1) Previously filed with annual report on Form 10-KSB for the year ended December 31, 1993 and incorporated herein by reference.
(2) Previously filed with annual report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.













                                 II-6






                                  EXHIBIT 5.1
                         Opinion of Akerman Senterfitt

                              AKERMAN SENTERFITT
                               Attorneys at Law
                         SunTrust International Center
                                  28th Floor
                             One S.E. Third Avenue
                           Miami, Florida 33131-1704
                                (305) 374-5600
                            Telecopy (305) 374-5095


                               December 18, 2003

Commercial Bankshares, Inc.
1550 SW 57th Avenue
Miami, Florida  33134

     Re: Commercial Bankshares, Inc. (the "Company")
         Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested our opinion with respect to the issuance of up to an aggregate of 492,188 additional shares of Common Stock of the Company (the "Shares") issuable upon exercise of options granted or to be granted under the terms of the 1994 Performance Stock Option Plan, as amended and the 1994 Outside Director Stock Option Plan, as amended (the "Plans"), included in the Company's Registration Statement on Form S-8 (the "Registration Statement"), which is being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     As counsel to the Company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photo static copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that:

          When the Registration Statement becomes effective under the Securities Act, and when the Shares are sold and issued against delivery of adequate consideration therefor in accordance with the Registration Statement and pursuant to the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.

     We advise you that the foregoing opinion is limited to the securities laws of the United States of America and the corporate laws of the State of Florida and that we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                 Very truly yours,

                                 AKERMAN SENTERFITT

                                 /s/ Akerman Senterfitt



                                 II-7





                              EXHIBIT  23.1

           Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 2003 relating to the consolidated financial statements, which appears in the Commercial Bankshares, Inc. Annual Report on form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Miami, Florida
December 17, 2003





                                    II-8